Exhibit 99.1

GLOBAL EAGLE ENTERTAINMENT REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2014 RESULTS

•	Record 2014 revenue of $388 million and Adjusted EBITDA* of $30.7 million, representing year-over-year growth of 49% and 123%, respectively
•	Q4 2014 revenue of $101 million and record Adjusted EBITDA* of $10.4 million, representing year-over-year growth of 26% and 21%, respectively
•	Record Q4 Connectivity segment service revenue of $21 million grew 28% year-over-year
•	Cash flow positive in Q4 2014, net of non-recurring items
•	Further strengthened balance sheet by completing convertible note offering in Q1 2015, netting $81 million in proceeds

LOS ANGELES, CA, March 5, 2015 - Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle”, “GEE” or the “Company”), a worldwide leading provider of content, connectivity and digital media solutions for airlines, today reported record financial results for the fourth quarter and year ended December 31, 2014.

Consolidated revenue for Q4 2014 reached $101 million with Adjusted EBITDA* growing to $10.4 million. Both Content and Connectivity segments experienced significant revenue growth in the quarter of 24% and 33%, respectively, when compared to Q4 2013. GEE continued to gain traction with new customers, expanded its service offerings and increased deployments of its content and connectivity offerings. Q4 2014 Adjusted EBITDA* improvement was driven by strong revenue growth, expanded contribution margins, and continued integration of acquired businesses.

“We are extremely pleased with our many achievements in 2014. We added large new customers, renewed all major expiring contracts, integrated our business operations, and inked new partnerships with key suppliers,” commented Dave Davis, Chief Executive Officer of GEE. “We continue to execute on our plans to be a leader in in-flight entertainment and connectivity as we develop our product platforms and grow our strong customer base. Further, with our recent capital raise, we have strengthened our balance sheet to provide us with the flexibility to meet the needs of a diverse customer base, accelerate investment in our growing product portfolio, take advantage of market opportunities, and prudently acquire additional businesses.”

“As we enter 2015, we have undertaken a number of new initiatives to better position us for future growth. In the last few months, we have made investments to provide global satellite coverage, launched development of a new global antenna, and achieved provisions offerability for our Ku antenna on Boeing’s 737,” said Davis. “We will continue to grow our product offering and provide new solutions to our airline and maritime customers and the passengers that they serve.”

“We closed 2014 with record revenue and Adjusted EBITDA*,” said Michael Zemetra, Chief Financial Officer. “Further, we have successfully integrated the businesses that we have acquired and realized expected synergies. GEE’s balance sheet is extremely strong and we are well positioned for continued success in 2015.”

Financial Results

The table below presents financial results for the three-months ended December 31, 2014 and 2013. The financial results for the quarterly period ended December 31, 2013 include financial information for the business of IFE Services Ltd. (“IFES”), from its acquisition date of October 18, 2013.

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Global Eagle Entertainment, Inc.

 Financial Summary

 (In millions, except per share amounts)

 (Unaudited)

	Three Months Ended December 31,
	2014	2013
Revenue:
Content	$70.7	$57.2
Connectivity	30.3	22.7
Total Revenues	$101.0	$79.9
Adjusted EBITDA*	$10.4	$8.6
Net loss	$(25.0)	$(69.3)
Loss per share - basic and diluted	$(0.33)	$(1.19)

Capital expenditures for 2014 totaled approximately $9.1 million. The Company finished the fourth quarter of 2014 with approximately $198 million in cash and $3 million in debt. As of March 5, 2015, the Company’s cash balance stands at approximately $275 million.

Segment Results

Content segment revenue grew by $13.6 million in Q4 2014 versus Q4 2013, driven by both growth in the base business, as well as the acquisition of IFES completed in October 2013. Content segment contribution margin improved to 35% in Q4 2014 versus 27% in Q4 2013, and 29% in Q3 2014. The increase in Content segment revenue was largely due to the addition of new customers, including Etihad and Garuda, and new service offerings to existing customers.

Connectivity segment revenue grew by $7.6 million, or 33%, to $30.3 million in Q4 2014 versus Q4 2013, principally due to an overall increase in connected aircraft and passenger Wi-Fi usage. Connectivity service revenue grew 28% versus Q4 2013, and 6% sequentially versus Q3 2014 due to increased Wi-Fi usage and continued growth in installations. Connectivity equipment revenue declined as compared to Q3 2014 as a result of the timing of equipment shipments.

Recent Highlights

Key accomplishments since announcing third quarter 2014 results include the following:

•	Launched development of a new Global Ku Antenna. The antenna, being developed in partnership with QEST Quantenelektronische Systeme GmbH, will be optimized for use at both equatorial and high latitudes, and will provide airlines with unrivaled satellite connectivity performance. It is expected to have to the lowest fuel burn penalty among competitive products and be capable of providing peak speeds to the aircraft of over 100 Mbps in a Ku HTS environment. In addition, the Global Ku Antenna will be compatible with Boeing line-fit and Boeing radome specifications. More details on the antenna design will be unveiled at the Aircraft Interiors Expo in Hamburg, Germany in April 2015.
•	GEE Ku-band satellite connectivity system now provisions offerable on new Boeing 737 airplanes. GEE continues to work with Boeing on full line-fit offerability for the 737 and expects to achieve this in 2015. Airlines ordering new Boeing 737 airplanes will then have the option of including pre-installed satellite connectivity by GEE in their aircraft prior to delivery.
•	Received Supplemental Type Certificate (STC) approval to install its Ku-band satellite connectivity system on Boeing 777 aircraft. Since January 2015, airlines have been able to equip their B777 aircraft with GEE's connectivity system. In early March 2015, GEE received certification from the Chinese aviation authorities to install the system on Boeing 777 aircraft operated by Air China, a key milestone required to begin offering connectivity services on the airline.

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•	Joined Air China’s Wi-Fi alliance. GEE continues to work closely with Air China on its connectivity trial, which is expected to launch soon.
•	Connectivity trial with Orange on Air France. GEE, in partnership with telecommunications provider Orange, will provide an inflight entertainment and connectivity trial on board Airbus A320’s for short and medium-haul Air France flights for a period of three months, starting mid-2015.
•	Began installing new GEE streaming IFE solution for a major aircraft lessor. This new GEE product provides streaming inflight entertainment to passenger’s wifi-enabled devices. More details on the system’s features and capabilities will be disclosed at the GEE Analyst Day scheduled for March 18th.
•	Installed Ku-band connectivity systems on 31 aircraft in the quarter, bringing the total number of installed systems to 624 as of the end of the fourth quarter 2014. GEE’s connectivity systems are currently installed on over 640 aircraft worldwide.
•	Renewed Content agreements with several airlines, including United Airlines and a large European carrier.
•	Entered into agreements to provide content to new customers WestJet and Hong Kong Airlines.
•	Signed two contracts for virtual live channels on Southwest Airlines. Signed a renewal with M life, the rewards program for MGM Resorts, and signed a new contract with Gizmo, which produces high quality marketing videos that promote consumer electronics as lifestyle products.
•	Closed convertible note financing, netting GEE $81 million in proceeds. Also completed a secondary offering of 3.8 million shares of common stock.
•	Hired Jim Griffiths as Senior Vice-President of Content Purchasing and Distribution. Griffiths’ impressive background includes serving as President of Worldwide Pay Television and International Home Video at 20th Century Fox, President of Worldwide Television Distribution at Metro Goldwyn Mayer, and President of Playboy Entertainment Group.

2015 Business Outlook

•	Revenue in the range of $415-435 million
•	Adjusted EBITDA* in the range of $45-55 million
•	Capitalized expenditures in the range of $10-13 million
•	2015 quarterly revenue and adjusted EBITDA expected to follow seasonality patterns similar to 2014
•	GEE has an installation backlog for its Ku-band satellite connectivity system of 200-225 units, representing approximately 2 years of installation activity.

Conference Call

Global Eagle will host a webcast to discuss its fourth quarter 2014 results on Thursday, March 5, 2015 at 5:00 p.m. EDT (2:00 p.m. PDT). The webcast is available on the investor relations portion of the Company's Web site located at http://investors.geemedia.com/events.cfm. If you cannot listen to the webcast at its scheduled time, there will be a webcast replay archived on the Global Eagle website for 30 days.

About Global Eagle

Global Eagle Entertainment Inc. (Nasdaq: ENT) is a worldwide provider of media content, technology, and connectivity solutions to the travel industry. Through the industry’s most comprehensive product and services platform, Global Eagle Entertainment provides airlines with a wide range of inflight solutions. These include Wi-Fi, movies, television, music, interactive software, as well as portable IFE solutions, content management services, e-commerce solutions and original content development.  Serving over 150 airlines worldwide, Global Eagle Entertainment delivers exceptional quality and value to its customers to help them achieve their passenger experience objectives.  The company’s headquarters are located in Los Angeles, California, with offices and teams located in North America, Asia, the Middle East, Europe, Africa, Oceania and South America.  Find out more at http://www.geemedia.com

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Contact:

Investors:

Kevin Trosian

Vice President, Corporate Development and Investor Relations

+1 310-740-8624

investor.relations@geemedia.com

Press:

Melissa Pauléat

Director of Marketing & Communications

+1 514-499-0910 x5793

pr@geemedia.com

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, we present Adjusted EBITDA, which is a non-GAAP financial measure, as a measure of our performance. The presentation of Adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flow or liquidity. For more information on this non-GAAP financial measure, please see the table entitled “Reconciliations of Non-GAAP Measures to Unaudited Consolidated Statements of Operations” at the end of this release.

Adjusted EBITDA is the primary measure used by our management and board of directors to understand and evaluate our financial performance and operating trends, including period to period comparisons, to prepare and approve our annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is the primary measure used by the compensation committee of our board of directors to establish the funding targets for and fund the annual bonus pool for our employees and executives. We believe our presentation of Adjusted EBITDA is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and our management frequently uses it in discussions with investors, commercial bankers, securities analysts and other users of our financial statements.

We define Adjusted EBITDA as operating loss before income taxes before, when applicable, other income (expense), interest expense (income), depreciation and amortization, as further adjusted to eliminate the impact of, when applicable, stock-based compensation, acquisition and realignment costs, restructuring charges, F/X gain (loss) on intercompany loans and any gains or losses on certain asset sales or dispositions. Other income (expense), acquisition and realignment costs and restructuring charges include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with our expansion into China that did not generate associated revenue in 2014, (e) legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date, (f) impairment of a portion of certain receivables directly attributable to a customer undergoing economic hardships from recent trade sanctions imposed by the European Union and the United States on Russia, (g) changes in the fair value of our derivative financial instruments, (h) any restructuring charges in the period pursuant to our integration plan announced on September 23, 2014 and (i) expenditures related to our January 2013 business combination. Management does not consider these costs to be indicative of our core operating results.

Cautionary Note Concerning Forward-Looking Statements

We make forward-looking statements in this release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our earnings, Adjusted EBITDA, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: our ability to expand our domestic and international business, including our ability to grow our business with current and potential future airline partners and successfully partner with satellite service providers, including Hughes Network Systems and SES S.A.; our ability to grow through acquisitions, and the ability of our management to integrate acquisitions and manage growth profitably; our obligations under the Convertible Notes that are being concurrently offered, and our ability to successfully use the proceeds therefrom, if such offering is completed; our management’s ability to recognize changing trends in the systems, services and business model requirements of our current and potential future customers; our ability to sustain historic levels of revenue from our “TV Flies Free” offering on Southwest Airlines and our ability to replicate this model with other airlines; the ability of our content segment to provide unique content curation and delivery services attractive to non-theatrical customers, including the airlines and studios; the outcome of any legal proceedings pending or that may be instituted against us; changes in laws or regulations that apply to us or our industry; our ability to recognize and timely implement future technologies in the content delivery space, including wireless content delivery, and the satellite connectivity space, including Ku-HTS and other competing satellite technologies, system developments and deployments; our ability to deliver end-to-end connectivity network performance sufficient to meet the increasing demands of our airline customers and their passengers; our ability to generate sufficient service revenues to recover costs associated with equipment subsidies and other start-up expenses that we may incur in connection with sales of our connectivity solution; our ability to obtain and maintain regulatory and international authorizations to operate our connectivity service over the airspace of foreign jurisdictions our customers utilize; our ability to timely and cost-effectively identify and license television, audio and media content that airlines and/or passengers demand and will purchase; general economic and technological circumstances in the satellite transponder market, including access to transponder capacity in limited regions and successful launch of replacement transponder capacity where and when applicable; our ability to obtain and maintain licenses for content used on legacy installed in-flight entertainment systems and next generation in-flight entertainment systems; the loss of, or failure to realize benefits from, agreements with our airline partners; the loss of relationships with original equipment manufacturers or dealers; unfavorable economic conditions in the airline industry and economy as a whole, and in particular arising from sanctions against Russia and the instability in the Middle East; the reliance on third-party satellite service providers and equipment and other suppliers, including single source providers and suppliers; the effects of service interruptions or delays, technology failures, material defects or errors in our software or hardware, damage to our network resources, disruption of our content delivery systems or geopolitical restrictions; the limited operating history of our connectivity and in-flight television and media products; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our international expansion plans, including managing rapid changes in available competitive technologies and product development of such technologies; fluctuation in our operating results; the demand for in-flight broadband Internet access services and market acceptance for our products and services; and other risks and uncertainties set forth in this release and in our most recent Annual Report on Form 10-K, as amended, and any subsequently filed Quarterly Reports on Form 10-Q.

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Financial Information

The table below presents financial results for the three and twelve months ended December 31, 2014 and 2013. The financial results for the quarterly period ended December 31, 2013 partially include any financial information for IFES, which was acquired on October 18, 2013.

Global Eagle Entertainment Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenue	$100,999	$79,860	$387,735	$259,722
Operating expenses:
Cost of sales	68,530	58,367	281,873	197,938
Sales and marketing	3,150	1,871	13,287	10,330
Product development	7,411	3,122	23,010	9,068
General and administrative	26,391	16,784	77,773	70,629
Restructuring charges	1,617	—	4,223	—
Amortization of intangible assets	5,938	8,811	24,552	17,281
Total operating expenses	113,037	88,955	424,718	305,246
Loss from operations	(12,038)	(9,095)	(36,983)	(45,524)
Other income (expense), net:
Interest income (expense), net	32	(1,691)	88	(2,417)
Change in fair value of financial instruments	(7,510)	(56,854)	(6,955)	(63,961)
Other income (expense), net	(975	(1,571)	(2,770)	(1,000)
Loss before income taxes	(20,491)	(69,211)	(46,620)	(112,902)
Income tax expense	4,558	85	8,112	1,839
Net loss	(25,049)	(69,296)	(54,732)	(114,741)
Net income (loss) attributable to non-controlling interests	—	63	194	290
Net loss attributable to common stockholders	$(25,049)	$(69,359)	$(54,926)	$(115,031)
Net loss per share
Basic	$(0.33)	$(1.19)	$(0.75)	$(2.17)
Diluted	$(0.33)	$(1.19)	$(0.75)	$(2.17)

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Global Eagle Entertainment Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31,
	2014	2013
Assets:
Cash and cash equivalents	$197,648	$258,796
Accounts receivable, net	85,517	64,216
Content library, net	9,570	6,563
Inventories	13,626	15,481
Prepaid and other current assets	23,549	14,187
Property, plant and equipment, net	23,651	20,797
Goodwill	53,014	52,345
Intangible assets	112,904	136,414
Other non-current assets	14,116	10,084
Total assets	$533,595	$578,883
Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$99,265	$81,961
Deferred revenue	20,149	16,998
Derivative warrant liabilities	52,671	71,570
Notes payable and accrued interest	3,015	10,801
Deferred tax liabilities	23,410	26,378
Other liabilities	19,994	14,991
Total liabilities	218,504	222,699

Stockholders’ Equity:
Common stock, treasury stock and additional paid-in capital	614,459	590,210
Subscriptions receivable	(503)	(478)
Accumulated deficit	(298,869)	(243,943)
Accumulated OCI	4	—
Total stockholders’ equity	315,091	345,789
Non-controlling interests	—	10,395
Total Liabilities and Stockholders’ Equity	$533,595	$578,883

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Reconciliations of Non-GAAP Measures to Unaudited Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Adjusted EBITDA:
Net income (loss) attributable to common stockholders	$(25,049)	$(69,359)	$(54,926)	$(115,031)
Net income (loss) attributable to non-controlling interests	—	63	194	290
Income tax expense	4,558	85	8,112	1,839
Other (income) expense (2)	11,231	60,117	13,895	68,224
Depreciation and amortization	8,399	11,026	34,422	31,391
Stock-based compensation	1,582	1,108	8,067	3,010
Acquisition and realignment costs (3)	8,015	5,541	16,703	22,358
Restructuring charges (4)	1,617	—	4,223	—
Adjusted EBITDA	$10,353	$8,581	$30,690	$12,081
Pro-forma Adjustments (1)
January 2013 GEAC Pre-tax loss	—	—	—	(22,100)
January 2013 AIA Pre-tax income	—	—	—	1,306
Add back:	—	—	—
January 2013 GEAC Other income (expense)	—	—	—	11,697
January 2013 GEAC Business Combination Fees and Expenses (5)	—	—	—	10,243
January 2013 AIA & GEAC Interest expense (income)	—	—	—	66
January 2013 AIA & GEAC Depreciation and amortization	—	—	—	471
Pro-forma Adjusted EBITDA	$10,353	$8,581	$30,690	$13,764

(1)	The table above includes certain non-GAAP pro-forma adjustments for the twelve months ended December 31, 2013. For the twelve months ended December 31, 2013, the amounts are presented on a pro forma basis reflecting the operating results of Global Eagle as if the Company’s business combination in which Global Eagle Acquisition Corp. (“GEAC”) acquired Row 44, Inc. (“Row 44”) and 86% of the shares of Advanced Inflight Alliance AG (“AIA”) and changed its name to Global Eagle Entertainment Inc. (the “Business Combination’) had been consummated as of January 1, 2013; accordingly, this information does not correspond to the unaudited condensed financial statements included in this earnings release, which were prepared on a U.S. GAAP basis. The pro forma information for the twelve month period ended December 31, 2013 includes financial information for the period January 1, 2013 to December 31, 2013 for AIA and Row 44, January 1, 2013 to January 31, 2013 (the date on which we completed the Business Combination) for GEAC. It also includes actual results for Post Modern Edit, LLC and related entities from July 10, 2013 to December 31, 2013 and IFE Services Ltd. from October 19, 2013 (date of acquisition) to December 31, 2013.
(2)	Other income (expense) principally includes the change in fair value of our derivative financial instruments of approximately $7.5 million in the fourth quarter of 2014 and $7.0 million for the full-year 2014, certain non-recurring expenses through the third quarter of 2014 associated with our expansion into China that did not generate associated revenue in 2014, and a one-time non-cash impairment provision recorded during the fourth quarter of 2014 on certain accounts receivables owed for equipment shipped to a Russian customer in 2013 and the first half of 2014. At December 31, 2014, the Russian customer had a total outstanding accounts receivable balance of $4.1 million. While this customer has agreed in principle to a multi-year payment plan on these outstanding receivables beginning late in the first quarter of 2015, we believe that the recent trade sanctions imposed by the European Union and the United States on Russia may alone or in combination continue to adversely affect the collectability of such accounts receivable, and as a result we recorded a one-time impairment provision of $4.1 million during the fourth quarter of 2014, which is included in our estimated fourth quarter 2014 and full-year 2014 GAAP operating loss before income taxes. Of this, $2.8 million, which relates solely to our cost in the underlying equipment shipped to this customer, is included in other income (expense). Management does not consider these costs to be indicative of our core operating results.
(3)	Acquisition and realignment costs include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities and (d) legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date. Management does not consider these costs to be indicative of our core operating results.
(4)	Includes restructuring expenses pursuant to our integration plan announced on September 23, 2014. Management does not consider these costs to be indicative of our core operating results.
(5)	Comprises formation expenses directly related to the Company's Business Combination in 2013 that did not generate associated revenue in Q1 of 2013.

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Global Eagle Entertainment, Inc.

Revenue, Contribution Margin, and Adjusted EBITDA (1)
(In Millions)

	Q4 '14	Q4 '13	% Change
Revenue
Connectivity:
Licensing and Services (3)	$21.1	$16.5	28%
Equipment (2)	9.2	6.2	48%
Total Connectivity Revenue	30.3	22.7	33%
Content:
Licensing and Services (4)	70.7	57.2	24%
Total Content Revenue	70.7	57.2	24%
Total Revenue	$101.0	$79.9	26%

Cost of Sales
Connectivity	22.6	16.3	39%
Content	46.0	42.0	10%
Total Cost of Sales	68.6	58.3	18%

Contribution Profit
Connectivity	7.7	6.4	20%
Content	24.7	15.2	63%
Total Contribution Profit	32.4	21.6	50%
Contribution Margin (%)
Connectivity	25%	28%
Content	35%	27%
Total Contribution Margin	32%	27%
Adjusted EBITDA*	$10.4	$8.6	21%

(1)	Reflects 100% of AIA's results; GEE owned approximately 94% and 100% of AIA's outstanding shares as of December 31, 2013 and 2014, respectively.
(2)	Represents sales of satellite based connectivity equipment.
(3)	Represents Wi-Fi, TV, VOD, shopping and travel-related revenue sold through our Connectivity platform.
(4)	Represents revenue principally generated through the sale or license of media content, video and music programming, applications, and video games to customers.
(5)	Content services revenue includes various services generally billed on a time and materials basis such as encoding and editing of media content.

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Global Eagle Entertainment, Inc.

Unaudited Segment Revenue and Contribution Profit

(In thousands)

Segment revenue, expenses and contribution profit for the three and nine month periods ended December 31, 2014 and 2013 derived from the Company's Connectivity and Content segments were as follows:

	Three Months Ended December 31,
	2014			2013
	Content	Connectivity	Consolidated	Content	Connectivity	Consolidated
Revenue:
Licensing and Services	$70,748	$21,104	$91,852	$57,186	$16,458	$73,644
Equipment	—	9,147	9,147	—	6,216	6,216
Total Revenue	70,748	30,251	100,999	57,186	22,674	79,860
Operating Expenses:
Cost of Sales
Licensing and Services	45,977	13,948	59,925	42,049	11,430	53,479
Equipment	—	8,605	8,605	—	4,887	4,887
Total Cost of Sales	45,977	22,553	68,530	42,049	16,317	58,366
Contribution Profit	24,771	7,698	32,469	15,137	6,357	21,494
Other Operating Expenses			44,507			30,588
Loss from Operations			$(12,038)			$(9,094)

	Twelve Months Ended December 31,
	2014			2013
	Content	Connectivity	Consolidated	Content	Connectivity	Consolidated
Revenue:
Licensing and Services	$277,389	$74,839	$352,228	$181,878	$51,350	$233,228
Equipment	—	35,507	35,507	7	26,487	26,494
Total Revenue	277,389	110,346	387,735	181,885	77,837	259,722
Operating Expenses:
Cost of Sales
Licensing and Services	195,454	54,881	250,335	134,207	42,590	176,797
Equipment	—	31,538	31,538	—	21,141	21,141
Total Cost of Sales	195,454	86,419	281,873	134,207	63,731	197,938
Contribution Profit	81,935	23,927	105,862	47,678	14,106	61,784
Other Operating Expenses			142,845			107,308
Loss from Operations			$(36,983)			$(45,524)

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